UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 16, 2012

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

(832) 636-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, Anadarko Petroleum Corporation (“Anadarko”) announced (1) the transition of Mr. James T. Hackett from Chairman and Chief Executive Officer of Anadarko to Executive Chairman on May 15, 2012 (the “Transition Date”), (2) the appointment of Mr. R. A. Walker as President and Chief Executive Officer of Anadarko effective as of the Transition Date, and (3) Mr. Hackett’s retirement from employment with Anadarko on June 4, 2013. The press release has been filed as Exhibit 99.1 to this Report and is incorporated by reference herein. The matters described in this Report are conditioned on Mr. Walker’s actual assumption of the position of Chief Executive Officer of Anadarko effective as of the Transition Date.

(b) As of the Transition Date, Mr. Hackett will no longer serve as the Chief Executive Officer of Anadarko, although he will continue to serve as the Executive Chairman and an employee of Anadarko. In anticipation of his retirement from employment with Anadarko on June 4, 2013, Anadarko will not nominate Mr. Hackett for re-election to the Board of Directors of Anadarko at its 2013 annual meeting of stockholders. As of the closure and adjournment of such annual meeting, Mr. Hackett will cease to serve as Executive Chairman but will continue as a Senior Vice President and an employee of Anadarko from the date of such meeting until his retirement on June 4, 2013.

The changes in Mr. Hackett’s relationship with Anadarko described above were not a result of any disagreements with Anadarko on any matter relating to Anadarko’s operations, policies or practices. In connection with this transition, a letter agreement was entered into with Mr. Hackett, which is described below and is filed with this Report as Exhibit 10.1 and is incorporated by reference herein.

(c) On the Transition Date, Mr. Walker, age 55, will become Chief Executive Officer of Anadarko and will also continue as President of Anadarko. He has also been nominated by the Board of Directors to stand for election as a director at the Anadarko 2012 Annual Meeting of Stockholders. Mr. Walker was named Anadarko’s Chief Operating Officer in March 2009 and assumed the additional role of President in February 2010. He will continue as Chief Operating Officer until the Transition Date. Mr. Walker served as Anadarko’s Senior Vice President, Finance and Chief Financial Officer from September 2005 until his appointment as Chief Operating Officer. Prior to joining Anadarko, he served as Managing Director for the Global Energy Group of UBS Investment Bank from 2003 to 2005. Mr. Walker served as a director of Temple-Inland Inc. from November 2008 to February 2012 and has served as a director of CenterPoint Energy, Inc. since April 2010. Since August 2007, he has also served as director of Western Gas Holdings, LLC, the general partner of Western Gas Partners, LP, and served as the general partner’s Chairman of the Board from August 2007 to September 2009.

Effective on the Transition Date, Mr. Walker will receive the following compensation elements, as approved by the Anadarko Board of Directors Compensation and Benefits Committee (the “Compensation Committee”): (1) an increase in base salary from $800,000 to $1,300,000, (2) an increase in annual target incentive bonus from 100% to 130% of base salary, and (3) a promotional equity award equivalent to $3,250,000 in value to be delivered 40% in stock options (with the exercise price being the fair market value on the Transition Date), 35% in restricted stock units, and 25% in performance units. The terms and conditions of these equity awards shall be reflected in a form of equity award agreement to be filed on or about the Transition Date.

Other than as disclosed in this Report, there are no arrangements or understandings between Mr. Walker and any other person pursuant to which Mr. Walker was selected as an officer or nominated as a director. Mr. Walker does not have any family relationship with any director or other officer of Anadarko or any person nominated or chosen by Anadarko to become a director or officer. There are no transactions in which Mr. Walker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, a new Severance Agreement was entered into with Mr. Walker, which agreement is described below and is filed with this Report as Exhibit 10.2 and is incorporated by reference herein.

(e) Letter Agreement with Mr. Hackett — In connection with the matters described above, Anadarko entered into a letter agreement with Mr. Hackett on February 16, 2012, which agreement was approved by the Compensation Committee and the independent members of the Board of Directors. The letter agreement provides for the transition of Mr. Hackett’s relationship with Anadarko as described in paragraph (b) above. Pursuant to the letter agreement, Anadarko will no longer provide Mr. Hackett with additional equity awards or equity-based awards from and after the date of the letter agreement. In addition, the letter agreement provides that Mr. Hackett’s retirement from Anadarko on June 4, 2013, will be treated for all purposes as a termination of his employment by him that does not constitute a “good reason termination”

(as defined in his existing Employment Agreement with Anadarko dated November 11, 2009 that was filed as Exhibit 10.4 to Form 8-K filed on November 13, 2009 (the “Employment Agreement”)). Mr. Hackett has also agreed in the letter agreement that the changes in his employment relationship and compensation arrangements and other matters described in this paragraph and paragraph (b) above will not trigger any rights under the Employment Agreement.

Upon Mr. Hackett’s retirement from employment with Anadarko on June 4, 2013, the letter agreement provides that, in addition to his vested benefits or continuation of benefits to which he is entitled in connection with a voluntary termination under the Employment Agreement or any Anadarko plan or arrangement, Anadarko will provide him with the following benefits: (1) all of his unvested Anadarko stock options outstanding on such date will fully vest on such date and remain exercisable under the terms that apply to “retirement” as provided under the applicable plan and award agreement; (2) all of his unvested Anadarko restricted stock units outstanding on such date will fully vest on such date; (3) all of his unvested Anadarko performance units outstanding on such date will fully vest and become payable (without proration and as if he had remained employed by Anadarko until the end of the applicable performance period) at the same time as payments are made to other executives who remain employed and hold similar awards, based on actual achievement of performance targets as determined by the Compensation Committee; and (4) he will receive a prorated bonus for calendar year 2013, which bonus will be paid at the same time as annual bonuses are paid to other executives who remain employed by the Company and will be based on actual achievement of performance targets as determined by the Compensation Committee following such calendar year, subject to adjustment in the discretion of the Compensation Committee as permitted under the terms of the annual bonus plan. The benefits described in the preceding sentence will not be provided in the event of any termination of Mr. Hackett’s employment with Anadarko that occurs prior to June 4, 2013. Any termination of Mr. Hackett’s employment with Anadarko prior to June 4, 2013 will be subject to all of the terms and conditions of the Employment Agreement.

Severance Agreement with Mr. Walker — In connection with his appointment as Chief Executive Officer of Anadarko effective as of the Transition Date, Anadarko entered into a Severance Agreement with Mr. Walker on February 16, 2012 (the “Severance Agreement”) which agreement was approved by the Compensation Committee and the independent members of the Board of Directors. The Severance Agreement will become effective as of the Transition Date and will supersede and replace Mr. Walker’s existing Key Employee Change of Control Contract (as amended) with Anadarko. In addition, Mr. Walker will no longer participate in Anadarko’s Officer Severance Plan once the Severance Agreement becomes effective. The Severance Agreement has an initial term of two years and, generally, commencing on May 15, 2013, and on each annual anniversary of such date, the term of the Severance Agreement will automatically extend so as to terminate two years from such renewal date unless notice of non-renewal is provided.

The Severance Agreement provides Mr. Walker with certain payments and benefits upon termination of employment. If Anadarko terminates Mr. Walker’s employment other than for “cause,” “retirement,” “disability” (each as defined in the Severance Agreement) or death, and if such termination is not in anticipation of, and does not occur within three years after the date of, a “change of control” (as defined in the Severance Agreement), then Anadarko will provide Mr. Walker with the following compensation and benefits: (1) his unpaid base salary and unpaid accrued vacation and sick leave pay (“paid time off”) through the date of termination (the “Accrued Obligations”); (2) a prorated annual bonus for the fiscal year in which the date of termination occurs (based on the number of days worked during such fiscal year, Mr. Walker’s target bonus percentage for such fiscal year, and the actual bonus performance percentage achieved under Anadarko’s annual bonus plan for such fiscal year as determined by the Compensation Committee following such fiscal year); (3) a severance payment equal to the product of two (or, if less, the number of years remaining until Mr. Walker attains age 65), and the sum of his annual base salary and target annual bonus for the year in which the date of termination occurs; (4) up to six months continued participation in Anadarko’s medical and dental care benefit plans at active employee levels and rates and reimbursement for the cost of up to 18 additional months of COBRA continuation coverage elected by Mr. Walker; and (5) any other unpaid amounts or benefits required to be paid or provided to Mr. Walker under any other Anadarko plan, program or agreement (the “Other Benefits”).

The Severance Agreement provides Mr. Walker with different benefits in the event his employment is terminated in anticipation of a change of control or such termination occurs within three years after the date of a change of control (any such termination being a termination that occurs during the “Change of Control Period”). If, during the Change of Control Period, Anadarko terminates Mr. Walker’s employment other than for cause, retirement, death or disability or Mr. Walker terminates his employment for “good reason” (as defined in the Severance Agreement), then Anadarko will provide Mr. Walker with the following compensation and benefits: (1) the Accrued Obligations and Other Benefits; (2) a prorated annual bonus for the fiscal year in which the date of termination occurs, which will be based on the number of days worked, Mr. Walker’s target bonus percentage for such fiscal year, and the higher of the bonus performance percentage assigned by the Compensation Committee for target performance for such fiscal year or the actual bonus performance percentage achieved for the portion of such fiscal year ending on the date of termination as determined in good faith by the Compensation Committee (the “Prorated Change of Control Bonus”); (3) a severance payment equal to the product of 2.5 (or, if less, the number of years remaining until Mr. Walker attains age 65) and the sum of his annual base salary and the greater of his (i) target annual bonus for the year in which the date of termination occurs, or (ii) the average of Mr. Walker’s annual bonuses for the two most recently completed fiscal years ending prior to the date of termination; (4) an amount equal to (i) the total value of Mr. Walker’s account under Anadarko’s Savings Restoration Plan (based on the higher of such value as of the date of his termination of employment or the date of the change of control) plus (ii) the additional matching contributions that would have been made on Mr. Walker’s behalf under Anadarko’s Employee Savings Plan and the additional benefit that he would have accrued under the Savings Restoration Plan for up to an additional three years (or, if less, the number of years remaining until Mr. Walker attains age 65); (5) an amount equal to (i) the present value of Mr. Walker’s accrued retirement benefit under Anadarko’s Retirement Restoration Plan and (ii) the additional retirement benefit that he would have accrued under Anadarko’s qualified pension plan and the Retirement Restoration Plan if he had continued employment for up to an additional three years (or, if less, the number of years remaining until Mr. Walker attains age 65); (6) outplacement services at a cost to Anadarko not to exceed $30,000; and (7) continued participation in Anadarko’s life, accident, disability, medical and health care benefit plans and programs for up to three additional years. If Mr. Walker’s employment is terminated during the Change of Control Period by reason of death, disability, retirement or his voluntary termination without good reason, then Anadarko will provide him with the Accrued Obligations, the Prorated Change of Control Bonus and the Other Benefits. If Mr. Walker’s employment is terminated during the Change of Control Period by Anadarko for cause, then Anadarko will provide him with his base salary through the date of termination, the amount of any compensation he has previously deferred and the Other Benefits.

Mr. Walker will not be entitled to a gross-up payment under the Severance Agreement for the excise taxes that may be levied on “excess parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) made to him upon a change of control. The Severance Agreement provides that in the event Mr. Walker receives any excess parachute payments, he will have to either pay the excise tax without assistance from Anadarko or have the payments reduced, if it would be more favorable to him on an after-tax basis.

The Severance Agreement provides that all termination payments and benefits (other than Accrued Obligations, Other Benefits and other than in the case of death) are subject to receipt of a signed and irrevocable release agreement relating to certain legal claims and liabilities against Anadarko or its affiliates, other than certain claims arising following termination, related to post-termination obligations under the Severance Agreement or obligations under certain benefit programs. Mr. Walker will be subject to a one-year post-termination restrictive covenant relating to solicitation or hiring of any employee of Anadarko or its affiliates. In addition, Mr. Walker will be bound by an obligation of confidentiality and non-disparagement for an indefinite duration with respect to Anadarko and its affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1†	Letter agreement between James T. Hackett and Anadarko Petroleum Corporation, dated February 16, 2012.

10.2†	Severance Agreement between R. A. Walker and Anadarko Petroleum Corporation, dated February 16, 2012.

99.1	Press release of Anadarko Petroleum Corporation, dated February 21, 2012 regarding the Chief Executive Officer Transition Plan.

†	Management contracts or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)

February 21, 2012	By:	/s/ Robert K. Reeves

Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Letter Agreement between James T. Hackett and Anadarko Petroleum Corporation, dated February 16, 2012.

10.2†	Severance Agreement between R. A. Walker and Anadarko Petroleum Corporation, dated February 16, 2012.

99.1	Press release of Anadarko Petroleum Corporation, dated February 21, 2012 regarding the Chief Executive Officer Transition Plan.

†	Management contracts or compensatory plans or arrangements.

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